EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors

Border Management, Inc.

We consent to the inclusion in this Annual Report of Border Management, Inc. on Form 10-KSB of our report dated February 6, 2008 with respect to our audit of the financial statements of Border Management, Inc. as of December 31, 2007.

/s/UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

UHY LDMB Advisors Inc.
Chartered Accountants
Surrey, British Columbia

March 27, 2008